THIS NOTE MAY BE TRANSFERRED IN WHOLE BUT NOT IN PART BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY SELECTED OR APPROVED BY THE COMPANY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.
================================================================================
No.                                                          $

                       UNITED STATES CELLULAR CORPORATION
                                   % Notes due

                                                             CUSIP:

                  United States  Cellular  Corporation,  a Delaware  corporation
(herein called the "Company," which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to:

                                   CEDE & CO.

or registered assigns, the principal sum of



on   and to pay interest on such principal sum at the rate of   (  %) per annum.

                 The Company will pay interest from the later of or the most recent Interest Payment Date (as defined below) to which interest has been paid
or duly provided for, semi-annually on    and       of each year, beginning
             (each an "Interest Payment Date"),  until the principal hereof is otherwise paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the Holder of this Note (or one or more predecessor Notes) of record at the close of business on the regular record date (the "Regular Record Date") for such Interest Payment Date, which shall be the or (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date by virtue of his having been such Holder, and may be paid to the Holder of this Note (or one or more predecessor Notes) of record at the close of business on a special record date (the "Special Record Date") fixed by the Company for the payment of such defaulted interest, notice whereof shall be given to Holders not less than 15 days prior to such Special Record Date, all as more fully provided in the Indenture (as defined below).

                  Payment of the principal of this Note and the interest thereon will be made at the office or agency of the Company in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                       UNITED STATES CELLULAR CORPORATION
                                   % Notes due


                  This Note is one of a duly authorized issue of debt securities of the Company (herein called the "Securities"), issuable in one or more series, unlimited in aggregate principal amount except as may be otherwise provided in respect of the Securities of a particular series, issued and to be issued under
and pursuant to an Indenture dated as of       (herein called the  "Indenture"),
duly executed and delivered by the Company to The First National Bank of Chicago, as Trustee (the "Trustee"), and is one of a series limited in
aggregate  principal amount to $    and designated as     % Notes due
(herein called the "Notes"). Reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of Securities (including Holders of the Notes).

                  The Notes are  redeemable,  in whole or in part, at the option
of the  Company at any time on or after      at a  redemption  price equal to
100% of the principal amount of the Notes to be redeemed, plus accrued interest thereon, if any, to the date of redemption.

                  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed.

                  In case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in principal amount at maturity or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount at maturity equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

                  The Notes are not subject to any sinking fund.

                  The Notes are subject to defeasance at the option of the Company as provided in the Indenture.

                  As long as this Note is represented in global form (the "Global Security") registered in the name of the Depositary or its nominee, except as provided in the Indenture and subject to certain limitations therein set forth, no Global Security shall be exchangeable or transferrable.

                  If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal plus any accrued interest may be declared due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.

                  The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities then Outstanding of all series which are affected by such amendment or modification, except that certain amendments which do not adversely affect the rights of any Holder of the Securities may be made without the approval of Holders of the Securities. No amendment or modification may, among other things, extend the time of payment of the principal, or any installment of the principal of any Security, reduce the principal amount thereof, reduce the rate or extend the time of payment of any interest thereon, or reduce the aforesaid majority in aggregate principal amount of Securities of any series, the consent of the Holders of which is required for any such amendment or modification, without the consent of each Security holder affected.

                  Notwithstanding any provision in the Indenture or any provision of this Note, the Holder of this Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

                  This Note shall be deemed to be a contract under the laws of the State of Illinois, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

                  All terms used in this Note which are defined in the Indenture have the meanings assigned to them in the Indenture.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


                                    * * * * *

                  IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:

                                       UNITED STATES CELLULAR CORPORATION

                                       By:



                                       -----------------------------------------
                                       Name:
                                       Title:

                                       Attest:



                                       -----------------------------------------
                                       Name:
                                       Title:



                                       This is one of the Securities of the
                                       series designated herein issued under
                                       the within-mentioned Indenture.


                                       THE FIRST NATIONAL BANK OF
                                            CHICAGO, as Trustee

                                       Dated:


                                       By:



                                       -----------------------------------------
                                       Authorized Officer

                                 ASSIGNMENT FORM

================================================================================

                  To assign this Note, fill in the form below:

I or we assign and transfer this Note to




                    -----------------------------------------
                   Insert assignee's soc. sec. or tax I.D. no.


- --------------------------------------------------------------------------------
               (Print or type assignee's name, address and zip code)
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

and all rights thereunder and irrevocably appoint_______________________________

- --------------------------------------------------------------------------------

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him. ____________________________________________

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------


Dated:__________________________                  ______________________________

                                                  ______________________________


     NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note.